UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

PureCycle Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40234	86-2293091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4651 Salisbury Road, Suite 400
Jacksonville, Florida		32256
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 648-3565

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Subscription Agreement

On September 11, 2024, PureCycle Technologies, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”), including affiliates of Sylebra Capital Management (“Sylebra Capital”) and Samlyn Capital, LLC ("Samlyn"), pursuant to which the Company agreed to sell to the Investors, in a private placement (the “Offering”), an aggregate of (i) 50,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), sold at an initial issue price of $1,000 per share (the “Initial Issue Price”), (ii) 8,528,786 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), sold at a price of $4.69 per share (the “Common Stock Price”), and (iii) Series C Warrants to purchase an aggregate of 5,000,000 shares of Common Stock at a price of $11.50 per share of Common Stock (the “Series C Warrants”, and the shares of Common Stock issuable upon exercise of the Series C Warrants, the “Warrant Shares”). The transactions contemplated by the Subscription Agreements closed on September 13, 2024. The gross proceeds to the Company from the Offering were approximately $90.0 million before deducting fees and other estimated offering expenses.

The shares of Series A Preferred Stock were issued pursuant to a Certificate of Designations (the “Certificate of Designations”) filed on September 13, 2024 with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series A Preferred Stock. The Certificate of Designations amended the Company’s Restated Certificate of Incorporation, as amended, and was effective immediately on filing. Pursuant to the Certificate of Designations, the shares of Series A Preferred Stock have a maturity date three years after the initial issue date and accrue a return equal to 8% per annum (the “Return”), payable quarterly in cash or in-kind at the election of the holder. Shares of Series A Preferred Stock are subject to (i) a mandatory redemption upon the occurrence of certain triggering events related to the incurrence of additional indebtedness, (ii) a mandatory redemption on the date that is three years after original issuance (the “Maturity Date”) and (iii) an optional redemption, at the election of the Company, at any time prior to the Maturity Date. Each share of Series A Preferred Stock is redeemable for (i) cash in the amount of the Initial Issue Price, (ii) a number of shares of Common Stock equal to the Initial Issue Price divided by Common Stock Price (such shares, the “Preferred Stock Common Shares”), or (iii) a combination of cash and shares of Common Stock, in each case including accrued but unpaid Return to the redemption date and after multiplying the number of shares of Series A Preferred Stock by 1.05. If the holder elects upon redemption to receive Preferred Stock Common Shares and such holder’s beneficial ownership would exceed 19.9% of the outstanding shares of Common Stock or 19.9% of the outstanding voting power of the Corporation as of immediately prior to the original issue date for the Series A Preferred Stock (the “Stock Issuance Cap”), then in leu of such shares, the holder will receive a number of pre-funded warrants exercisable for an equivalent number of Preferred Stock Common Shares (“Pre-Funded Warrants”, and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”). The Pre-Funded Warrants will expire seven years after issuance and will be immediately exercisable by the holder for shares of Common Stock, provided that such exercise does not cause such holder’s beneficial ownership to exceed the Stock Issuance Cap. Upon (i) any liquidation, bankruptcy, insolvency, dissolution or winding up of the affairs of the Company or (ii) certain exit events, the holders of Series A Preferred Stock shall be entitled to receive an amount per share of Series A Preferred Stock equal to 1.05 multiplied by the original issue price of the Series A Preferred Stock.

The Series C Warrants, which may immediately be exercised at the election of the holder, expire on December 1, 2030, and are redeemable by the Company at a price of $0.01 per Series C Warrant if the last sales price of the Common Stock has been equal to or greater than $22.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any twenty (20) trading days within a thirty (30) trading day period commencing after January 1, 2029.

As part of the Subscription Agreements, the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the Series A Preferred Stock, Common Stock, Preferred Stock Common Shares, the Warrant Shares and the Pre-Funded Warrant Shares. The Company is required to have such Registration Statement declared effective by the Commission within 60 calendar days (or 90 calendar days in the event of a “full review” by the Commission) following the date of the Offering.

Pursuant to a board representation agreement, dated March 7, 2022, Sylebra Capital has been granted the right to designate (i) one person to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 10.0% of the outstanding shares of Common Stock, and (ii) two persons to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 15.0% of the outstanding shares of Common Stock, subject to certain exceptions, including that Sylebra Capital together with its affiliates will not be entitled to designate more than two nominees.

Amendment to the Credit Agreement

The Company is also party to a Revolving Credit Facility pursuant to a credit agreement (the “Revolving Credit Agreement”) dated as of March 15, 2023, with PureCycle Technologies Holdings Corp. and PCT LLC (the “Guarantors”), Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund (collectively, the “Lenders”), and Madison Pacific Trust Limited (the “Administrative Agent” and “Security Agent”). In conjunction with the Offering, on September 11,

2024, the Company, the Guarantors, the Administrative Agent, the Security Agent and the Lenders executed a Limited Consent and Sixth Amendment to the Credit Agreement (“Limited Consent and Sixth Amendment to Credit Agreement”) to, among other things, (i) permit the Offering, (ii) extend the maturity of the revolving credit facility to March 31, 2026, (iii) join PureCycle Augusta, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company as a “Guarantor” and a "Loan Party" thereunder and (iv) add as secured obligations certain obligations in respect of the Preferred Stock, Series C Warrants and Pre-Funded Warrants owing to Sylebra Capital Management and/or its affiliates. The lenders and their affiliates are greater than 5% beneficial owners of the Company.

The foregoing summaries of the Certificate of Designations, the Series C Warrants, the Subscription Agreements and the Limited Consent and Sixth Amendment to Credit Agreement are subject to, and qualified in their entirety by, the text of the Certificate of Designations, the Series C Warrants, the form of Subscription Agreement and the Limited Consent and Sixth Amendment to Credit Agreement, as applicable, which are filed as Exhibits 3.1, 4.1, 10.1 and 10.2, respectively, hereto and incorporated herein by reference. A copy of the press release announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The securities being sold pursuant to the Subscription Agreements are being sold and issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Designations of Series A Preferred Stock of PureCycle Technologies, Inc.
4.1	Form of Series C Warrant
4.2	Form of Pre-Funded Warrant
10.1	Form of Subscription Agreement
10.2

Limited Consent and Sixth Amendment to Credit Agreement, dated as of May 10, 2024, among PureCycle Technologies, Inc., as the Borrower, PureCycle Technologies, LLC and PureCycle Technologies Holdings Corp., as Guarantors, the Lenders party thereto, and Madison Pacific Trust Limited, as Administrative Agent †

99.1	Press release announcing the Offering dated September 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	September 13, 2024	By:	/s/ Jaime Vasquez
Jaime Vasquez, Chief Financial Officer